Calculation of Filing Fee Tables
S-8
LifeMD, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	3,960,000	$ 3.21	$ 12,711,600.00	0.0001381	$ 1,755.47
Total Offering Amounts:						$ 12,711,600.00		$ 1,755.47
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,755.47
Offering Note
[1]	This Registration Statement covers the issuance of 3,000,000 shares of Common Stock issuable pursuant to the LifeMD, Inc. Fourth Amended and Restated 2020 Equity and Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock, par value of $0.01 per share (the "Common Stock"), of LifeMD, Inc. (the "Company") that become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Company's receipt of consideration which would increase the number of outstanding shares of Common Stock. In addition, this Registration Statement includes a prospectus (the " Prospectus") prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Prospectus may be used for the reoffer and resale of 960,000 shares of Common Stock on a continuous or delayed basis that may be deemed to be "restricted" or "control securities" within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that are issued to certain of our employees, consultants, executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issued to the selling stockholders pursuant to equity awards granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance pursuant to the Plan are based on $3.08 per share, the average of the high and the low price of the Common Stock as reported on the Nasdaq Global Market on September 22, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources